UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2026

NorthStrive Acquisition Corp I
(Exact name of registrant as specified in its charter)

Cayman Islands	001-43452	N/A
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

520 Newport Center Drive, Suite 470

Newport Beach, CA 92660

(Address of principal executive offices)

(888) 445-4886

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, one Warrant to acquire one Class A Ordinary share and one Right to acquire 1/4 of one Class A ordinary share	NSAIU	The Nasdaq Stock Market LLC
Class A ordinary shares included as part of the Units	NSAI	The Nasdaq Stock Market LLC
Rights included as part of the Units	NSAIR	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	NSAIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

Business Combination Agreement

On October 30, 2026, NorthStrive Acquisition Corp I., a Cayman Islands exempted company (the “SPAC”), entered into a business combination agreement (as the same may be amended, supplemented or otherwise modified from time to time, the “BCA”), with Nuclea Energy Inc., a company incorporated under the Business Corporations Act (British Columbia) (“BCBCA”) (the “Company”) and 1614485 B.C. Ltd., a company incorporated under the BCBCA and a wholly-owned subsidiary of the SPAC (the “Amalgamation Sub,” together with the SPAC and the Company, the “Parties,” and each, a “Party”). The BCA and the transactions contemplated thereby were unanimously approved by the boards of directors of each of the SPAC and the Company.

The Business Combination

The BCA contemplates that the business combination among the SPAC, the Company and Amalgamation Sub will be completed through the following series of transactions:

●	after receipt of the SPAC Shareholder Approval (as defined below) but prior to the time when the Amalgamation (as defined below) becomes effective (the “Amalgamation Effective Time”), the SPAC shall complete the deregistration as a Cayman Islands exempted company in accordance with section 206 of the Companies Act (Revised) of the Cayman Islands and, immediately upon such deregistration, the continuance to Canada under the Canada Business Corporations Act (“CBCA”) (the “SPAC Continuance”). Upon the completion of the SPAC Continuance, the name of the SPAC shall be changed from “NorthStrive Acquisition Corp I” to “Nuclea-X Inc.” or such other name as the Parties may agree on;

●	following completion of the SPAC Continuance and immediately prior to the Amalgamation Effective Time, all of the issued and outstanding Company Debentures (as defined below) shall be converted into Company Shares (as defined below) in accordance with their respective terms; and

●	following the SPAC Continuance, and in accordance with the applicable provisions of the BCA and in accordance with the BCBCA, at the closing of the transactions contemplated by the BCA (the “Closing”), the Company and the Amalgamation Sub shall amalgamate and continue as one company (“Amalco”), under the terms and conditions prescribed in the amalgamation agreement to be entered into among the Company, the Amalgamation Sub and the SPAC and in accordance with section 269 of the BCBCA (the “Amalgamation”). Following the Amalgamation Effective Time, Amalco will become a direct wholly owned subsidiary of the SPAC.

Conversion of Securities

At the Amalgamation Effective Time, by virtue of the Amalgamation and without any action on the part of any party or the holders of shares of the Company or the Amalgamation Sub:

(i)	Each Company Share issued and outstanding immediately prior to the Amalgamation Effective Time (other than the Dissent Shares as defined in the BCA) shall be cancelled and, in consideration therefor, the SPAC shall issue to the holder thereof a number of fully paid and non-assessable SPAC Class A Shares equal to the Amalgamation Multiple and such Company Share shall no longer be outstanding and shall cease to exist by virtue of the Amalgamation. In consideration of the foregoing issuance of the SPAC Class A Shares, Amalco shall issue to the SPAC one Amalco Share (as defined in the BCA) for each SPAC Class A Share so issued. Additionally, the SPAC shall receive one Amalco Share in exchange for each share of the Amalgamation Sub held by it and the shares of the Amalgamation Sub will be cancelled.

(ii)	Each Company Option issued and outstanding immediately prior to the Amalgamation Effective Time shall automatically be cancelled in exchange for a share option exercisable to receive SPAC Class A Shares (each, a “Rollover Option”) for each Company Option held, and shall no longer be outstanding and cease to exist by virtue of the Amalgamation. The Company shall assign, and the SPAC shall assume, the Company Option Agreements, and any restriction on any Company Option shall continue in full force and effect under the Rollover Option and the terms and other provisions of such Company Option shall otherwise remain unchanged, except for terms rendered inoperative by reason of the Transactions (as defined below) or for such other immaterial administrative or ministerial changes as the SPAC Board (or the compensation committee of the SPAC Board) may determine in good faith are necessary to effectuate the administration of the Rollover Options. The number of the SPAC Class A Shares issuable upon exercise of each Rollover Option shall be determined by multiplying the number of Company Shares (as defined below) that were subject to such Company Option immediately prior to the consummation of the Amalgamation by the Amalgamation Multiple, and rounding the resulting number down to the nearest whole number of the SPAC Class A Shares. The per share exercise price of each Rollover Option shall be expressed in U.S. dollars and determined by dividing the per share exercise price of the corresponding Company Option (converted into U.S. dollars at the Bank of Canada USD/CAD exchange rate in effect on the last Business Day prior to the Closing Date, if denominated in Canadian dollars) by the Amalgamation Multiple and rounding up to the nearest whole cent, subject to further adjustment to the extent necessary so that the in-the-money amount of each Rollover Option immediately after the exchange does not exceed that of the corresponding Company Option immediately before the Amalgamation Effective Time.

(iii)	Each share of the Amalgamation Sub shall automatically be cancelled in exchange for the right to receive one fully paid and non-assessable Amalco Share, following which shares of the Amalgamation Sub shall no longer be outstanding and cease to exist by virtue of the Amalgamation.

At the Closing, pursuant to the New Articles (as defined in the BCA), the terms of the applicable SPAC securities, the SPAC Warrant Agreements (as defined in the BCA) and applicable law (and not by virtue of the Amalgamation), without any action on the part of any Party or the holders of shares of the SPAC:

(i)	Each SPAC Unit (as defined below) issued and outstanding immediately prior to the Closing shall (to the extent not already separated) be automatically severed and the holder thereof shall be deemed to hold one SPAC Class A Share, one SPAC Warrant and one SPAC Right (as defined below) in accordance with the terms of the applicable SPAC Unit;

(ii)	Immediately following the separation of each SPAC Unit in accordance with paragraph (i) above, each then issued and outstanding SPAC Warrant shall be exchanged for a warrant to acquire that number of post-SPAC Continuance SPAC Class A Shares equal to the number of pre-Continuance SPAC Class A Shares subject to the applicable SPAC Warrant, at a per share exercise price equal to the per share exercise price for the SPAC Warrant;

(iii)	Each SPAC Right issued and outstanding immediately prior to the Closing shall be automatically converted into one-fourth of a SPAC Class A Share; and

(iv)	Immediately following the separation of each SPAC Unit in accordance with paragraph (i) above and the conversion of the SPAC Rights in accordance with paragraph (iii) above, (A) each SPAC Class A Share, other than the SPAC Class A Shares to be redeemed pursuant to the SPAC Share Redemption (as defined in the BCA), shall continue to be issued and outstanding, (B) each SPAC Class A Share to be redeemed pursuant to the SPAC Share Redemption shall automatically be cancelled in exchange for the right to be redeemed pursuant to the SPAC Share Redemption, and shall no longer be outstanding and cease to exist, (C) each SPAC Class B Share issued and outstanding immediately prior to the Closing shall automatically be cancelled in exchange for the right to receive one SPAC Class A Share, and shall no longer be outstanding and cease to exist, and (D) each SPAC Share held in the treasury of the SPAC immediately prior to the Closing shall no longer be outstanding, shall be cancelled and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor.

For purposes of this Form 8-K:

●	“Amalgamation Multiple” means the quotient obtained by dividing (i) the Total Share Consideration, by (ii) the total number of common shares in the capital of the Company (“Company Shares”) on a fully diluted basis as of immediately prior to the Closing (assuming the exchange, conversion or exercise of any options, warrants or other convertible or exchangeable securities), but excluding any Company Shares issuable upon conversion of the Company Debentures issued in connection with the Bridge Financing (each as defined below).

●	“Earnout Multiple” means, with respect to each of the SPAC Class A Earnout Shares, the SPAC Class B Earnout Shares and the SPAC Class C Earnout Shares, the quotient obtained by dividing 5,000,000 by the total number of Company Shares on a non-diluted basis as of immediately prior to the Closing (including any Company Shares issuable upon conversion of the Company Debentures immediately prior to the Closing).

●	“SPAC Class A Shares” means (i) prior to the SPAC Continuance, the Class A ordinary shares of the SPAC, par value $0.0001 per share and (ii) following the SPAC Continuance, SPAC Class A Shares shall mean the Class A common shares without par value in the authorized share capital of the SPAC.

●	“SPAC Class B Shares” means (i) prior to the SPAC Continuance, the Class B ordinary shares of the SPAC, par value $0.0001 per share and (ii) following the SPAC Continuance, SPAC Class B Shares shall mean the Class B common shares without par value in the authorized share capital of the SPAC (together with SPAC Class A Shares and the Earnout Shares, the “SPAC Shares”).

●	“SPAC Right” means a right to receive one-fourth (1/4) of one SPAC Class A Share upon consummation of the Business Combination (as defined below).

●	“SPAC Unit” means a unit of the SPAC comprised of one SPAC Class A Share, one SPAC Warrant and one SPAC Right, including without limitation the public units, the private units and the units issued upon conversion of the loans of the SPAC.

●	“SPAC Warrant” means a warrant to purchase SPAC Class A Shares as contemplated by the SPAC Warrant Agreements, with each SPAC Warrant exercisable for one SPAC Class A Share at an exercise price of $11.50.

●	“Total Share Consideration” means the quotient obtained by dividing:

(i)	US$350.0 million, as reduced or increased by the following adjustments: (A) reduced dollar-for-dollar by (1) the amount of the Company’s outstanding indebtedness on a consolidated basis at Closing (excluding the Company Debentures to the extent converted into Company Shares prior to the Amalgamation Effective Time), (2) any costs or expenses incurred by the Company under any material contracts, credit facilities or promissory notes that become due as a result of the proposed Amalgamation, (3) any other agreed debt-like items or transaction-specific adjustments agreed in writing by the SPAC and the Company prior to the Closing, and (4) any Transaction Expenses incurred by the Company in excess of $1,500,000, and (B) increased dollar-for-dollar by (1) the amount of the Company’s cash and cash equivalents at Closing on a consolidated basis (excluding any unspent proceeds of the Bridge Financing and any proceeds of any other debt or equity financing completed by the Company or its subsidiaries after October 9, 2026, except, in each case, to the extent otherwise agreed in writing by the SPAC and the Company) and (2) any Transaction Expenses incurred by the SPAC in excess of $1,500,000 (as so adjusted, the “Company Valuation”), by

(ii)	US$10.00 per SPAC Class A Share (as equitably adjusted for stock splits, stock dividends, combinations, recapitalizations and the like prior to the Closing),

less

(iii)	500,000 SPAC Class A Shares payable as an advisory fee to an advisor of the Company upon closing of the Amalgamation.

The SPAC Continuance, the Amalgamation and the other transactions contemplated by the BCA are hereinafter referred to as the “Business Combination” or the “Transactions.” The Closing shall take place electronically by remote exchange of the closing deliverables as promptly as reasonably practicable, but in no event later than the fifth (5) Business Day, following the satisfaction (or, to the extent permitted by applicable law or waiver) of the conditions set forth in the BCA (the “Closing Date”) or at such other place, date and/or time as the SPAC and the Company may agree in writing.

For U.S. federal income tax purposes, each of the SPAC Continuance, the Amalgamation and the exchange of the SPAC Warrants is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and, for Canadian federal income tax purposes, the Amalgamation is intended to qualify as an amalgamation within the meaning of section 87 of the Income Tax Act (Canada).

Representations and Warranties; Covenants

The parties to the BCA have agreed to customary representations and warranties for transactions of this type. In addition, the parties to the BCA agreed to be bound by certain customary covenants for transactions of this type, including, among others, covenants with respect to (i) the conduct of the Company and its subsidiaries during the period between execution of the BCA and the Closing, (ii) exclusivity, which, in the case of the SPAC, is limited to alternative business combinations with businesses engaged principally in the development, manufacture, licensing or deployment of nuclear reactor or nuclear fuel technologies, (iii) the preparation and filing by the SPAC of a registration statement on Form S-4 (the “Proxy/Registration Statement”) and of a Canadian non-offering prospectus, (iv) the delivery by the Company of financial statements audited under PCAOB standards, (v) the listing of the SPAC Class A Shares on Nasdaq, and (vi) the use of best efforts to implement a solution to lessen the dilutive effect of the outstanding SPAC Warrants and to secure non-redemption agreements, forward purchase agreements, backstop commitments and/or PIPE financing to mitigate the risk of excessive redemptions. Each of the parties to the BCA has agreed to use its reasonable best efforts to take, or cause to be taken, appropriate action, and to do, or cause to be done, all things as are necessary or desirable under applicable laws or otherwise, and each shall cooperate with the other, to consummate and make effective the Transactions.

Governance

The BCA provides that all officers and directors of the SPAC immediately prior to the Amalgamation Effective Time will resign effective as of the Amalgamation Effective Time and will be replaced by individuals nominated by the Company, who will serve as the sole officers and directors of the SPAC immediately after the Amalgamation Effective Time.

Earnout Shares

As part of the Amalgamation Consideration Shares (as defined in the BCA), the holders of Company Shares immediately prior to the Amalgamation Effective Time (the “Sellers”) will receive, in the aggregate, up to 5,000,000 SPAC Class A Earnout Shares, 5,000,000 SPAC Class B Earnout Shares and 5,000,000 SPAC Class C Earnout Shares (collectively, the “Earnout Shares”), allocated among the Sellers on the basis of the Earnout Multiple. The Earnout Shares will have no voting, dividend or liquidation rights. If, during the period from the Closing Date through the fourth anniversary of the Closing Date (the “Earnout Period”): (i) the SPAC or any of its subsidiaries achieves Criticality (as defined in the BCA) in a molten salt reactor or achieves Criticality of recycled nuclear fuel, each SPAC Class A Earnout Share will automatically convert into one SPAC Class A Share; (ii) the SPAC or any of its subsidiaries receives acceptance of a license or permit to construct from a nuclear regulator for the purposes of licensing and operating a demonstration nuclear facility in any jurisdiction approved by the SPAC Board, each SPAC Class B Earnout Share will automatically convert into one SPAC Class A Share; and (iii) the SPAC or any of its subsidiaries receives approvals for grants, governmental funding (including government loans) or other non-dilutive project financing, from government entities and/or matching private funds, in an aggregate amount of at least US$100,000,000, each SPAC Class C Earnout Share will automatically convert into one SPAC Class A Share, in each case subject to equitable adjustment for share splits, share dividends, recapitalizations and similar transactions. Criticality must be verified by a qualified third party that is independent of the SPAC and its management and affiliates, selected by the Company’s board of directors and acceptable to the IPO Sponsor (as defined below). If an earnout milestone is not achieved during the Earnout Period, the applicable Earnout Shares will be redeemed by the SPAC for a nominal redemption price of US$0.00000000001 and cancelled. The Earnout Shares will be registered under the Securities Act on the Proxy/Registration Statement.

Conditions to Each Party’s Obligations

Under the BCA, the obligations of all of the parties to consummate the Closing are subject to the satisfaction of all the following conditions:

(i)	Neither the provisions of any applicable law nor any order shall prohibit or prevent the consummation of the Business Combination;

(ii)	There shall not be any action brought by a third party that is not an affiliate of the parties hereto to enjoin or otherwise restrict the consummation of the Closing;

(iii)	The SEC shall have declared the Proxy/Registration Statement effective, and no stop order suspending the effectiveness of the Proxy/Registration Statement or any part thereof shall have been issued and outstanding;

(iv)	(1) the SPAC Class A Shares to be issued in connection with the Transactions shall have been approved for listing on Nasdaq or the Alternative Exchange (as defined in the BCA), to the extent such approval is required, and the SPAC will, as of and immediately following the Closing, satisfy any applicable initial and continuing listing requirements of Nasdaq or the Alternative Exchange, and the SPAC shall not have received any notice of non-compliance therewith, and (2) as of the Closing Date, the SPAC shall not have received any written notice from Nasdaq or the Alternative Exchange that it has failed, or would reasonably be expected to fail, to meet the applicable listing requirements as of the Closing Date for any reason, where such notice has not been subsequently withdrawn by Nasdaq or the Alternative Exchange or the underlying failure appropriately remedied or satisfied;

(v)	The SPAC Shareholder Approval (as defined in the BCA) shall have been duly obtained;

(vi)	The Ontario Securities Commission shall have issued, or shall have confirmed its readiness to issue, a receipt in respect of the final Canadian Prospectus on or promptly following the Closing Date;

(vii)	The Moltex Acquisition (as defined below) shall have been completed in accordance with the terms of the Moltex SPA (as defined in the BCA) (without any amendment, waiver or modification thereof without the prior written consent of the SPAC) by November 30, 2026 (the “Moltex Acquisition Deadline”), including clearance (or confirmation of no action) under the UK National Security and Investment Act 2021 and receipt of all export control licenses and other governmental authorizations required under applicable law to transfer the assets of Moltex to the Company or a subsidiary of the Company; and

(viii)	To the extent applicable, the waiting period applicable to the consummation of the Transactions under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired or been terminated, and any required approval, clearance or confirmation of no action from the Committee on Foreign Investment in the United States shall have been obtained.

Conditions to the Obligations of the SPAC

The obligations of the SPAC to consummate the Closing is subject to the satisfaction, or the waiver at the SPAC’s sole and absolute discretion, of certain conditions including but not limited to:

(i)	The Company shall have duly performed all obligations under the BCA required to be performed by it at or prior to the Closing Date in all material respects, unless the applicable obligation has a materiality qualifier in which case it shall be duly performed in all respects;

(ii)	All of the representations and warranties of the Company contained in the BCA shall in all material respects: (i) be true and correct at and as of the date of the BCA, and (ii) be true and correct as of the Closing Date (except for the representation and warranties that speak as of a specific date prior to the Closing Date, in which case such representations and warranties need only to be true and correct as of such earlier date);

(iii)	There shall have been no event, change or occurrence which has a Company Material Adverse Effect (as defined in the BCA);

(iv)	The SPAC shall have received the Lock-up Agreement duly executed by each of the Lock-up Company Shareholders, the Registration Rights Agreement duly executed by the holders of Company Shares who are signatories thereto, and the Employment Agreements duly executed by the Key Executives (as defined in the BCA), in each case dated as of the Closing Date;

(v)	The SPAC shall have received the certified true copies of the Company Approvals (as defined in the BCA);

(vi)	The aggregate number of Dissent Shares (as defined in the BCA) shall not exceed 5% of the aggregate number of Company Shares outstanding immediately prior to the Amalgamation Effective Time; and

(vii)	The SPAC Board shall have received a Fairness Opinion confirming the fairness of the Company Valuation, and such Fairness Opinion has not been withdrawn.

Conditions to the Obligations of the Company to Consummate the Transactions

The obligations of the Company to consummate the Closing is subject to the satisfaction, or the waiver at the Company’s discretion, of certain conditions including but not limited to:

(i)	The SPAC shall have duly performed all of their obligations thereunder required to be performed by them at or prior to the Closing Date in all material respects, unless the applicable obligation has a materiality qualifier in which case it shall be duly performed in all respects;

(ii)	All of the representations and warranties of the SPAC contained in the BCA shall: (i) be true and correct at and as of the date of the BCA and (ii) be true and correct as of the Closing Date (except for representation and warranties that speak as of a specific date prior to the Closing Date, in which case such representations and warranties need only to be true and correct as of such earlier date), in the case of (i) and (ii), other than as would not in the aggregate reasonably be expected to have a SPAC Material Adverse Effect (as defined in the BCA);

(iii)	There shall have been no event, change or occurrence which has a SPAC Material Adverse Effect (as defined in the BCA); and

(iv)	The Company shall have received the Lock-up Agreements duly executed by each of the Lock-up SPAC Shareholders (which include the IPO Sponsor) and the Registration Rights Agreement duly executed by the parties thereto, in each case dated as of the Closing Date; and

(v)	The SPAC shall have, as of immediately prior to Closing, Available Cash (as defined in the BCA) in an amount of not less than $3,000,000, which threshold may not be waived, reduced or otherwise modified by the SPAC or the IPO Sponsor without the prior written consent of the Company.

Termination

The BCA may be terminated under certain customary as well as in the below limited circumstances prior to the closing of the Business Combination, including but not limited to:

(i)	by mutual written consent of the SPAC and the Company at any time;

(ii)	by the SPAC or the Company if any law or order shall have enacted, issued, promulgated or enforced which has become final and non-appealable and has the effect of making the consummation of the Business Combination illegal;

(iii)	by the SPAC or the Company if the SPAC Shareholder Approval (as defined in the BCA) shall fail to receive the requisite vote for approval at the at the SPAC Shareholders’ Meeting (as defined in the BCA);

(iv)	in the event that the Closing of the Transactions contemplated thereunder has not occurred by April 30, 2027 (as may be extended by the mutual agreement of the SPAC and the Company, the “Outside Closing Date”), by the SPAC or the Company, provided that, (i) the right to terminate the BCA shall not be available to the SPAC if the SPAC’s material breach of the BCA shall have primarily caused the failure to consummate the Business Combination on or before the Outside Closing Date, and (ii) the right to terminate the BCA shall not be available to the Company if the Company’s material breach of the BCA shall have primarily caused the failure to consummate the Business Combination on or before the Outside Closing Date;

(v)	by the SPAC, if the Company shall have failed to deliver any of the PCAOB Financials (as defined in the BCA) to the SPAC on or before the applicable date in accordance with the BCA and the SPAC understands, after consultation with the Company, that the Company will not be able to deliver such PCAOB Financials by December 31, 2026;

(vi)	by the SPAC, if there shall have been a Company Material Adverse Effect which is uncured for at least ten (10) Business Days after written notice of such Company Material Adverse Effect is provided by the SPAC to the Company;

(vii)	by the SPAC or the Company, if the other party shall have materially breached any of its covenants, agreements, representations or warranties contained in the BCA or any other Transaction Document (as defined in the BCA) to be performed on or prior to the Closing Date and such breach shall not have been cured within thirty (30) days following receipt of written notice describing such breach in reasonable detail;

(viii)	by the SPAC, at any time prior to the first public filing of the Proxy/Registration Statement with the SEC, if the SPAC identifies, as a result of its ongoing due diligence review of the Group Companies (as defined in the BCA), any material fact, circumstance or condition that has had, or would reasonably be expected to have, a Company Material Adverse Effect.

(ix)	by the SPAC or the Company, if the Company Shareholder Approval (as defined in the BCA) shall not have been obtained within twenty (20) Business Days after the Registration Statement becomes effective;

(x)	by the SPAC, if the Moltex Acquisition has not been consummated on or before the Moltex Acquisition Deadline;

(xi)	by the SPAC if, by December 15, 2026 (the “SEC Moltex Response Deadline”), the SEC staff has not granted the SPAC’s request for a waiver of, or other relief from, the requirement to include financial statements of Moltex, or of the assets acquired in the Moltex Acquisition, and related pro forma financial information in the Proxy/Registration Statement, or has advised the SPAC that the Moltex Acquisition is required to be treated as the acquisition of a “business” for which such financial statements and pro forma financial information are required; and

(xii)	by the Company, if there shall have been a SPAC Material Adverse Effect which is uncured for at least ten (10) Business Days after written notice of such SPAC Material Adverse Effect is provided by the Company to the SPAC.

If the BCA is validly terminated in accordance with its terms, the BCA shall become void, except for certain limited exceptions, including parties shall not be relieved any liability for any breach of any representation, warranty, covenant or obligation under the BCA and liability arising out of any claim based upon fraud, willful misconduct or intentional misrepresentation. In the event that the BCA is terminated by the SPAC pursuant to paragraph (v), (vi) or (ix) above, the Company shall pay to the SPAC (a) a termination fee in the amount of US$1,000,000 within five (5) Business Days following the effective date of such termination and (b) an amount equal to all reasonable and documented out-of-pocket fees, costs and expenses incurred by the SPAC in connection with the BCA and the Transactions, up to a maximum of US$1,500,000, within five (5) Business Days following the Company’s receipt of reasonable supporting documentation.

A copy of the BCA is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference, and the foregoing description of the BCA is qualified in its entirety by reference thereto. The BCA contains representations, warranties and covenants that the respective parties made to each other as of the date of the BCA or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The representations, warranties and covenants in the BCA are also modified in important part by the underlying disclosure schedules which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to shareholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. Accordingly, security holders should not rely on the representations and warranties in the BCA as characterizations of the actual state of facts about the SPAC, the Company, or the Amalgamation Sub. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the BCA, which subsequent information may or may not be fully reflected in the disclosure of the SPAC (or Nuclea-X Inc., or such other name as the Parties may agree on, following the SPAC Continuance).

Support Agreement

Concurrently with the execution of the BCA, the SPAC, the Company, NorthStrive Sponsor I LLC, a Delaware limited liability company (the “IPO Sponsor”), and Sinamor LLC (together with the IPO Sponsor, the “SPAC Shareholders”) entered into a SPAC Support Agreement (the “SPAC Support Agreement”), pursuant to which the SPAC Shareholders agreed to, among other things, (i) appear at the SPAC Shareholders’ Meeting, in person or by proxy, and vote all of their SPAC Shares (A) in favor of the approval and adoption of the BCA, each of the Transaction Proposals and any other matter reasonably necessary to the consummation of the Transactions, (B) in favor of the SPAC Continuance and the Amalgamation, and (C) against any Alternative Transaction or any proposal that would reasonably be expected to frustrate the Transactions, (ii) not redeem any of their SPAC Shares in connection with the Transactions, and (iii) not Transfer any of their SPAC Shares until the Expiration Time (as defined in the SPAC Support Agreement), subject to certain permitted transfers. As of the date of the SPAC Support Agreement, Sinamor LLC does not hold any SPAC Shares; it will acquire SPAC Class B Shares from the IPO Sponsor only at or following the Closing pursuant to the Sinamor SPA described below, and the foregoing covenants apply to Sinamor LLC only with respect to any SPAC Shares it holds from time to time.

The foregoing description of the SPAC Support Agreement is subject to and qualified in its entirety by reference to the full text of the SPAC Support Agreement, a copy of which is attached as Exhibit 10.1 hereto, and the terms of which are incorporated herein by reference.

Voting Agreement

Concurrently with the execution and delivery of the BCA, the Company, the SPAC and certain shareholders of the Company collectively holding not less than 66 2/3% of the issued and outstanding Company Shares (collectively, the “Company Supporting Shareholders”) entered into a Company Voting Support Agreement (the “Voting Agreement”), pursuant to which each Company Supporting Shareholder agreed to, among other things, (i) appear at any Company Special Meeting, in person or by proxy, and vote all Company Shares that it owns or has the power to vote (A) in favor of the approval and adoption of the BCA and the transactions contemplated thereby (including the Company Amalgamation Resolution and the matters constituting the Company Shareholder Approval), (B) in favor of any other matter reasonably necessary to the consummation of the Transactions, and (C) against any Alternative Transaction or any proposal that would reasonably be expected to frustrate the Transactions, (ii) not exercise dissent rights under the BCBCA in respect of the Amalgamation, and (iii) not Transfer any of their Company Shares until the Expiration Time (as defined in the Voting Agreement), subject to certain permitted transfers (including in connection with the secured debenture financing of the Company’s subsidiary, Nuclea Energy Canada Inc.).

The foregoing description of the Voting Agreement is subject to and qualified in its entirety by reference to the full text of the Voting Agreement, a copy of which is attached as Exhibit 10.2 hereto, and the terms of which are incorporated herein by reference.

Registration Rights Agreement

The BCA contemplates that, at the Closing, the SPAC, the IPO Sponsor, each of the Company Shareholders and certain other parties named therein will enter into an amended and restated registration rights Agreement (the “Registration Rights Agreement”), pursuant to which the SPAC will agree to register for resale, pursuant to applicable securities laws and regulations, with respect to the registrable securities held by the Holders (as defined in the Registration Rights Agreement).

The foregoing description of the Registration Rights Agreement is not complete and is subject to, and qualified in its entirety by, reference to the actual agreement, a form of which is included as Exhibit 10.3 hereto, and the terms of which are incorporated herein by reference.

Lock-Up Agreements

The BCA contemplates that, at the Closing, each of the Lock-up SPAC Shareholders (consisting of the officers and directors of the SPAC, the IPO Sponsor, Panthers Capital Management LLC (“Panthers”) and Sinamor) and each of the Lock-up Company Shareholders (consisting of all holders of Company Shares, provided that the SPAC Class A Shares issued in respect of Company Shares issued upon conversion of the Company Debentures will not be subject to the Lock-up Agreements) will enter into a lock-up agreement with the SPAC (collectively, the “Lock-up Agreements”), pursuant to which the applicable shareholder will agree not to Transfer any SPAC Shares (or securities convertible into or exchangeable for SPAC Shares) held by it immediately after the Closing (the “Subject Securities”) during the period commencing on the Amalgamation Effective Time and ending on the earlier of (i) the date that is one hundred eighty (180) days after the Closing and (ii) the date on which the SPAC completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of the SPAC’s shareholders having the right to exchange their SPAC Shares for cash, securities or other property. The restrictions are subject to customary exceptions (including transfers to affiliates, family members, and by will, gift or operation of law), in each case subject to the transferee becoming bound by the applicable Lock-up Agreement. Notwithstanding the foregoing, if the last sale price of the SPAC Class A Shares equals or exceeds $12.50 per share (as adjusted for share splits, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing from the Closing, all of the Subject Securities will be released from the foregoing restrictions. No party to a Lock-up Agreement may unilaterally waive, amend or release the restrictions applicable to its own locked-up shares.

The foregoing description of the form of Lock-Up Agreement is not complete and is subject to, and qualified in its entirety by, reference to the actual agreement, a form of which is included as Exhibit 10.4 hereto, and the terms of which are incorporated herein by reference.

Sinamor Securities Purchase Agreement

Concurrently with the execution of the BCA, the SPAC, the IPO Sponsor and Sinamor LLC (“Sinamor”) entered into a Securities Purchase Agreement (the “Sinamor SPA”), pursuant to which the IPO Sponsor agreed to sell to Sinamor, and Sinamor agreed to purchase, up to 1,400,000 SPAC Class B Shares held by the IPO Sponsor at a purchase price of $0.0058 per share (up to $8,120 in the aggregate), in two separate and independent tranches. The first tranche of 700,000 SPAC Class B Shares is deemed earned only if Sinamor and the investors it introduces raise and fund a bridge financing of equity of at least US$10,000,000 in connection with the Business Combination. The second tranche of up to 700,000 SPAC Class B Shares becomes available on a pro rata basis as Sinamor and such investors separately raise and fund additional financing reaching US$25,000,000 in the aggregate; the US$10,000,000 of bridge equity financing counted toward the first tranche does not count toward the US$25,000,000 second-tranche threshold. The purchase and sale of the SPAC Class B Shares is contingent upon, and will occur at or following, the closing of the Business Combination, at which time such shares will convert into SPAC Class A Shares. The foregoing description of the Sinamor SPA is not complete and is subject to, and qualified in its entirety by, reference to the actual agreement, a copy of which is filed as Exhibit 10.1 hereto, and the terms of which are incorporated herein by reference.

Bridge Financing

The BCA permits the Company, directly or through its subsidiary Nuclea Energy Canada Inc. (“Nuclea Canada”), to complete a bridge financing of up to US$20,000,000 of senior secured convertible debentures of the Company or Nuclea Canada (the “Company Debentures” and such financing, the “Bridge Financing”), the net proceeds of which may be used solely to fund the Moltex Acquisition (as defined below), transaction expenses and the Company’s operating expenses. The Company may not enter into definitive agreements for, or consummate, the Bridge Financing, or amend, waive or modify the Company Debentures, without the prior written consent of the SPAC (not to be unreasonably withheld, delayed or conditioned). Under the BCA, outstanding principal and accrued interest under the Company Debentures will automatically convert into Company Shares immediately prior to the Amalgamation Effective Time at a conversion price equal to the product of $4.00 (for Company Debentures issued in the first tranche) or $5.00 (for Company Debentures issued in the second tranche) and the Amalgamation Multiple, and the security granted under the Company Debentures will be discharged upon such conversion.

In addition to the Bridge Financing, in connection with the Business Combination, Nuclea Canada is conducting an offering of up to US$9,000,000 aggregate principal amount of secured debentures (the “Debentures”), issuable in increments of US$1,000 at a price of US$1,000 per Debenture, the net proceeds of which will be used to fund Nuclea Canada’s acquisition of all of the assets of Moltex Energy Limited (In Administration) (the “Moltex Acquisition”). PMGC Holdings Inc. (Nasdaq: ELAB), the managing member of the IPO Sponsor, has agreed to subscribe for such Debentures in the principal amount of US$1,845,000. In consideration of its subscription, PMGC Holdings Inc. will receive a finance fee from Nuclea Canada, payable by withholding the fee from its subscription price.

The Debentures do not bear interest and are not convertible into equity securities of Nuclea Canada, its parent or the SPAC. The Debentures mature on the earliest of (i) the date that is three months from the date of issuance, (ii) the date that is five business days after termination of the BCA for any reason, (iii) the consummation of a change of control, merger or going-public transaction of Nuclea Canada or its parent, other than the Business Combination, and (iv) the date the principal amount of the Debentures becomes due and payable following an event of default. The Debentures may be redeemed by Nuclea Canada at any time and rank pari passu among themselves.

The subscription proceeds will be held in escrow by OceanFirst Bank N.A. and released to Nuclea Canada upon satisfaction or waiver of the conditions to the Moltex Acquisition; if those conditions are not satisfied within 60 days of the closing, or upon the occurrence of certain termination events (including termination of the BCA), the proceeds will be returned to the subscribers.

The Debentures will be secured, from and after completion of the Moltex Acquisition, by a general security agreement over Nuclea Canada’s present and after-acquired personal property, a general security agreement over Moltex Energy Canada Inc.’s present and after-acquired personal property and a pledge of the shares of its subsidiary, Moltex Energy Canada Inc., and will be guaranteed by Moltex Energy Canada Inc., with Cancor Debt Agency Inc. acting as collateral agent. The Subscription Agreement and the Debentures are governed by the laws of the Province of Ontario, and the closing of the offering is expected to occur on or before November 30, 2026. The Debentures are obligations of Nuclea Canada, and neither the SPAC nor the IPO Sponsor is a party to, or an obligor under, the Debentures.

Related Party Transactions

Because PMGC Holdings Inc. is the managing member of the IPO Sponsor, which is the sponsor of the SPAC, PMGC Holdings Inc. and the SPAC have certain overlapping officers and/or directors, and PMGC Holdings Inc. is also an existing investor in the Company, the offering of the Debentures is a related party transaction. As described above, in consideration of its subscription PMGC Holdings Inc. will receive a finance fee from Nuclea Canada, which is structured as an original issue discount withheld from the subscription price.

Item 7.01 Regulation FD Disclosure

On November 2, 2026, the SPAC and the Company jointly issued a press release announcing their entry into the BCA. The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Such exhibit and the information set forth therein shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act, or the Exchange Act.

Additional Information and Where to Find It

In connection with the proposed transaction, the SPAC intends to file with the SEC a registration statement on Form S-4 that will include a proxy statement for the shareholders of the SPAC that also constitutes a prospectus of the SPAC. The SPAC urges investors, shareholders and other interested persons to read, when available, the preliminary proxy statement/prospectus as well as other documents filed with the SEC because these documents will contain important information about the SPAC, the Company, Amalco and the proposed transactions. After the registration statement is declared effective, the definitive proxy statement/prospectus to be included in the registration statement will be mailed to shareholders of the SPAC as of a record date to be established for voting on the proposed transactions. The preliminary and definitive proxy statement/prospectus to be included in the registration statement, once available, can also be obtained, without charge, at the SEC’s website (www.sec.gov). In addition, once available, copies of the registration statement, the proxy statement/prospectus and the other documents filed by the SPAC with the SEC may be obtained free of charge from the SPAC by directing a written request to the SPAC at 520 Newport Center Drive, Suite 470, Newport Beach, CA 92660, Attention: Michel Tamer, Chief Executive Officer, or by telephone at (888) 445-4886.

No Offer or Solicitation

This Current Report on Form 8-K is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transactions described herein, and does not constitute an offer to sell or a solicitation of an offer to buy any securities of the SPAC or the Company, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended.

Participants in the Solicitation

The SPAC, the Company and their respective directors and executive officers may be considered participants in the solicitation of proxies with respect to the proposed transactions under the rules of the SEC. Information about the directors and executive officers of the SPAC is set forth in the SPAC’s Registration Statement on Form S-1 filed with the SEC on July 22, 2026. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the shareholders in connection with the proposed transactions will be set forth in the proxy statement/prospectus when it is filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Forward-Looking Statements

Certain statements contained in this Current Report on Form 8-K may be considered forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act, including statements regarding the proposed transaction involving the SPAC and the Company, and the ability to consummate the proposed transaction. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely”, “believe,” “estimate,” “project,” “intend,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: (i) the risk that the conditions to the closing of the proposed transaction are not satisfied, including the failure to timely or at all obtain shareholder approval for the proposed transaction or the failure to timely or at all obtain any required regulatory approval; (ii) uncertainties as to the timing of the consummation of the proposed transaction and the ability of each of involving the SPAC and the Company to consummate the proposed transaction; (iii) the possibility that other anticipated benefits of the proposed transaction will not be realized, and the anticipated tax treatment of the proposed transaction; (iv) the occurrence of any event that could give rise to termination of the proposed transaction; (v) the risk that shareholder litigation in connection with the proposed transaction or other settlements or investigations may affect the timing or occurrence of the proposed transaction or result in significant costs of defense, indemnification and liability; (vi) changes in general economic and/or industry specific conditions; (vii) possible disruptions from the proposed transaction that could harm the Company business; (viii) the ability of the Company to retain, attract and hire key personnel; (ix) potential adverse reactions or changes to relationships with customers, employees, suppliers or other parties resulting from the announcement or completion of the proposed transaction; (x) potential business uncertainty, including changes to existing business relationships, during the pendency of the proposed transaction that could affect the Company’s financial performance; (xi) legislative, regulatory and economic developments; (xii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism, outbreak of war or hostilities and any epidemic, pandemic or disease outbreak, as well as management’s response to any of the aforementioned factors; and (xiii) other risk factors as detailed from time to time in the SPAC’s reports filed with the SEC, including the SPAC’s annual report on Form 10-K, periodic quarterly reports on Form 10-Q, periodic current reports on Form 8-K and other documents filed with the SEC. The foregoing list of important factors is not exclusive. Neither the SPAC nor the Company can give any assurance that the conditions to the proposed transaction will be satisfied. Except as required by applicable law, neither the SPAC nor the Company undertakes any obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibits

2.1*	Business Combination Agreement, dated as of October 30, 2026, by and among NorthStrive Acquisition Corp I., Nuclea Energy Inc. and 1614485 B.C. Ltd.
10.1	SPAC Support Agreement, dated as of October 30, 2026, by and among NorthStrive Acquisition Corp I., NorthStrive Sponsor I LLC, Sinamor LLC and Nuclea Energy Inc.
10.2*	Company Voting Support Agreement, dated as of October 30, 2026, by and among NorthStrive Acquisition Corp I., Nuclea Energy Inc., and the Company Supporting Shareholders.
10.3	Form of Amended and Restated Registration Rights Agreement, by and among NorthStrive Acquisition Corp I., IPO Sponsor, Company Shareholders and certain other parties.
10.4	Form of Lock-Up Agreement, by and among NorthStrive Acquisition Corp I. and each of the Lock-up SPAC Shareholders and Lock-up Company Shareholders.
10.5	Securities Purchase Agreement, dated as of October 30, 2026, by and among NorthStrive Acquisition Corp I., NorthStrive Sponsor I LLC and Sinamor LLC.
99.1	Press Release dated November 2, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	All schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStrive Acquisition Corp I.

	By:	/s/ Michel Tamer
	Name:	Michel Tamer
	Title:	Chief Executive Officer

Date: November 2, 2026